Exhibit 99

Corporate Contact:

Karen A. Silva

Director of Investor Relations

BakBone Software, Inc.

858-795-7525

karen.silva@bakbone.com

BAKBONE ANNOUNCES PRELIMINARY FIRST QUARTER RESULTS

SAN DIEGO, CA - July 8, 2004 - BakBone Software (TSX: BKB; OTCBB: BKBOF), a global provider of data protection software, today announced it expects revenues for its fiscal first quarter ended June 30, 2004 to be approximately $7.8 million compared to its previous first quarter revenue guidance of $8.0 million to $8.5 million released in May 2004.

“While we are pleased with the performance and demand for our products in the Pacific Rim and Europe, Middle East and Africa (EMEA) regions, our preliminary results in the U.S. disappointingly fell below our expectations,” said Keith Rickard, president and CEO of BakBone Software. “Our anticipated results reflect primarily softness in U.S. license revenues in the latter part of the quarter resulting from lower-than-expected sales through our reseller channel. Despite these challenges, we continue to invest in revenue growth opportunities such as our recently announced Channel Advantage Program, which reflects our confidence in our future growth potential.”

The Company also reiterated its FY05 guidance of $40.0 million to $42.0 million in expected revenues with projected earnings of $0.04 to $0.06 per share.

First quarter results are preliminary and subject to the Company’s completion of its customary quarterly closing and required review procedures.

About BakBone Software, Inc.

BakBone Software is a leading international data protection software provider that develops and distributes data backup, restore, and disaster recovery software for network storage and open-systems environments. BakBone delivers scalable solutions that address the complex demands of large enterprise environments, as well as small to medium sized businesses. Founded in 2000, BakBone products are used by Fortune 1000 corporations and domestic and international government entities. Distributed through a select global network of OEM partners, resellers and solution providers, interested companies can learn more information about BakBone’s products and services at www.bakbone.com or email info@bakbone.com.

Safe Harbor

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors, which, if they do not materialize or prove correct, could cause BakBone’s results to differ materially from historical results, or those expressed or implied by such forward-looking statements. These statements may include, among others, any statements regarding financial expectations or projections; any statements regarding future economic conditions or performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties may include, but are not limited to, competition in our target markets; potential capital needs; management of future growth and expansion; risk of third-party claims of infringement; protection of proprietary information, customer acceptance of the company’s products and fee structures; the success of BakBone’s brand development efforts; risks associated with strategic alliances; reliance on distribution channels; product concentration; need to develop new and enhanced products; potential product defects; our ability to hire and retain qualified employees and key management personnel; and risks associated with changes in domestic and international market conditions and the entry into and development of international markets for the company’s products. Our forward-looking statements should be considered in the context of these and other risk factors disclosed in our most recent report filed with the Securities and Exchange Commission, which may be found at www.sec.gov, as well as those risk factors disclosed in the current report filed with the Canadian Securities Administrators, which is available on SEDAR at www.sedar.com. All future written and oral forward-looking statements made by us or on our behalf are also subject to these factors. BakBone assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

BakBone, BakBone Software, NetVault, Application Plugin Module, APM and the BakBone logo are all trademarks or registered trademarks of BakBone Software, Inc., in the United States and/or in other countries. All other brands, products or service names are or may be trademarks, registered trademarks or service marks of, and used to identify, products or services of their respective owners.

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